Exhibit 10.4

Execution Version

SECOND AMENDED AND RESTATED

MSR RECAPTURE AGREEMENT

This Second Amended and Restated MSR Recapture Agreement (the “Agreement”) is dated as of June 30, 2020, by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Corp., a Delaware corporation (the “MSR Owner”), and is effective as of July 1, 2020.

RECITALS

WHEREAS, the MSR Owner engages in the business of purchasing conventional, government and jumbo residential mortgage loans from originators under the correspondent lending program established by the MSR Owner and its affiliates and owning the related mortgage servicing rights;

WHEREAS, the MSR Owner has caused or will cause the appointment of the Servicer as servicer to perform the servicing duties with respect to certain of such mortgage loans pursuant to the Fourth Amended and Restated Flow Servicing Agreement (the “Servicing Agreement”), dated as of June 30, 2020, between the Servicer, as servicer, and the MSR Owner, as owner;

WHEREAS, the Servicer obtains a competitive benefit from so serving as the servicer of such mortgage loans;

WHEREAS, the MSR Owner and the Servicer entered into the Amended and Restated MSR Recapture Agreement dated as of September 12, 2016 (the “Original Agreement”) and Amendment No. 1 to MSR Recapture Agreement, dated as of December 1, 2017 (“Amendment No. 1,” and the Original Agreement, as amended by Amendment No. 1, the “Existing MSR Recapture Agreement”), pursuant to which the MSR Owner engaged the Servicer as a service provider to provide other services to the MSR Owner and its affiliates in connection with the purchasing activities of MSR Owner; and

WHEREAS, the MSR Owner and the Servicer have agreed to amend and restate the Existing MSR Recapture Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01        Definitions. For purposes of this Agreement, the following capitalized terms, unless the context otherwise requires, shall have the respective meanings set forth below:

“AAA” has the meaning set forth in Section 3.02(f).

“Acknowledgment Letter” means that certain letter of even date herewith between the MSR Owner and the Servicer, to which letter a mortgage loan schedule is attached.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by management contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that Affiliates of the MSR Owner shall include only PennyMac Mortgage Investment Trust and its wholly-owned subsidiaries, and Affiliates of the Servicer shall include only PennyMac Financial Services, Inc., Private National Mortgage Acceptance Company, LLC and their wholly-owned subsidiaries.

“Arbitrator” has the meaning set forth in Section 3.02(f).

“Correspondent” means any lender that originates conventional, government and jumbo residential mortgage loans under the correspondent lending program established by the MSR Owner and its Affiliates.

“Correspondent Loan” means a newly originated Mortgage Loan acquired by the MSR Owner or one of its wholly-owned subsidiaries from a Correspondent.

“Dispute” has the meaning set forth in Section 3.02(f).

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“Fee Amendment” has the meaning set forth in Section 3.02(e).

“Fee Negotiation Request” has the meaning set forth in Section 3.02(e).

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.

“Mortgage File” means, with respect to each Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in an exhibit to the applicable custodial agreement.

“Mortgage Loan” means a one-to-four family residential loan that is secured by a mortgage, deed of trust or other similar security instrument. A Mortgage Loan includes the Mortgage Loan Documents, the Mortgage File, the monthly payments, any principal payments or prepayments, any related escrow accounts, the mortgage servicing rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

“Mortgage Loan Documents” means, with respect to a mortgage loan, the mortgage, deed of trust or other similar security instrument, the promissory note, any assignments and an electronic record or copy of the mortgage loan application.

“Mortgage Loan Identification Date” means, with respect to each calendar month in which the Servicer originates one or more New Mortgage Loans, the 25th day of the immediately succeeding calendar month.

“New Mortgage Loan” has the meaning set forth in Section 3.02(c).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Portfolio” means the entire group of Correspondent Loans for which the MSR Owner owns the Servicing Rights from time to time and the Servicer is serving as the servicer or subservicer.

“Recapture Payment” means, for each month, the sum of the following: (i) the product of (A) .040, and (B) the fair market value of the Servicing Rights relating to New Mortgage Loans subject to the first 15% of Recapture Rate for such month, plus (ii) the product of (A) .035, and (B) the fair market value of the Servicing Rights relating to New Mortgage Loans subject to the Recapture Rate in excess of 15% and up to 30% for such month, plus (iii) the product of (A) .030, and (B) the fair market value of the Servicing Rights relating to New Mortgage Loans subject to the Recapture Rate in excess of 30% for such month.

“Recapture Rate” means, during each month, the ratio of (i) the aggregate unpaid principal balance of all New Mortgage Loans originated in such month, to (ii) the aggregate unpaid principal balance of all Mortgage Loans from the Portfolio that were refinanced or otherwise paid off in such month.

“REIT Requirements” means the requirements imposed on real estate investment trusts pursuant to Sections 856 through and including 860 of the Code.

“Servicing Rights” means, with respect to each Mortgage Loan, the right to do any and all of the following: (a) service and administer such Mortgage Loan; (b) collect any payments or monies payable or received for servicing such Mortgage Loan; (c) collect any late fees, assumption fees, penalties or similar payments with respect to such Mortgage Loan; (d) enforce the provisions of all agreements or documents creating, defining or evidencing any such servicing rights and all rights of the servicer thereunder, including, but not limited to, any clean-up calls and termination options; (e) collect and apply any escrow payments or other similar payments with respect to such Mortgage Loan; (f) control and maintain all accounts and other rights to payments related to any of the property described in the other clauses of this definition; (g) possess and use any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan; and (h) enforce any and all rights, powers and privileges incident to any of the foregoing.

Section 1.02        General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)               The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)               Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)               References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)               A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)               The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)                The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01        Representations, Warranties and Agreements of the Servicer. The Servicer hereby makes to the MSR Owner, as of the date hereof and as of the date of each transfer hereunder, the representations and warranties set forth on Exhibit B.

Section 2.02       Representations, Warranties and Agreements of the MSR Owner. The MSR Owner hereby makes to the Servicer, as of the date hereof and as of the date of each transfer hereunder, the representations and warranties set forth on Exhibit C.

ARTICLE 3

TERM; MSR RECAPTURE

Section 3.01        Term of Agreement; Rights to Terminate. This Agreement shall have an initial term of five years from the date hereof (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically every 18 months for an additional 18 month period (an “Automatic Renewal Term”) unless the MSR Owner or the Servicer terminates this Agreement upon the expiration of the Initial Term or any Automatic Renewal Term and upon at least 180 days’ prior written notice to the MSR Owner or the Servicer, as applicable. Notwithstanding the foregoing, if (i) the Amended and Restated Mortgage Banking Services Agreement, between the Servicer and the MSR Owner, dated as of June 30, 2020 (the “MBS Agreement”), is terminated by the MSR Owner without cause as provided in such agreement, (ii) the Servicing Agreement is terminated by PennyMac Operating Partnership, L.P. without cause as provided in such agreement or (iii) the Second Amended and Restated Management Agreement, among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of June 30, 2020 (the “Management Agreement”), is terminated by PennyMac Mortgage Investment Trust without cause as provided in such agreement, the Servicer shall have the right to terminate this Agreement without cause upon notice to the MSR Owner. In addition, if (i) either of the MBS Agreement or the Servicing Agreement is terminated by PennyMac Loan Services without cause as provided in each such agreement or (ii) the Management Agreement is terminated by PNMAC Capital Management, LLC without cause as provided in such agreement, the MSR Owner shall have the right to terminate this Agreement without cause upon notice to the Servicer. Further, if PennyMac Operating Partnership, L.P. exercises its right to terminate the Servicing Agreement without cause under Section 8.01(a)(iii) thereof with respect to one or more Mortgage Loans, then such loans shall be deemed to be removed from the Portfolio upon such termination and this Agreement shall continue in effect with respect to the remaining loans in the Portfolio until scheduled expiration or early termination with respect to such remaining loans pursuant to this Section 3.01. Following any such termination of this Agreement, the Servicer shall not take any action with respect to the refinancing of any loans in the Portfolio (or, if termination occurs with respect to some such loans and not others pursuant to this Section 3.01, the loans that are deemed to be removed from the Portfolio as described in the preceding sentence); provided, however, that such restrictions shall not prohibit the Servicer from generalized advertising not targeted exclusively to the borrowers under such mortgage loans, including on its website, monthly account statements, or VRU (voice response unit), mortgage leads purchased from third parties, recorded communications, or otherwise engaging in a program directed to the general public at large to encourage or recommend mortgage loan products and other products and services provided by the Servicer or its affiliates, or from taking applications for refinance from such borrowers as a result thereof.

Section 3.02        MSR Recapture.

(a)               The Servicer acknowledges that the Mortgage Loans described in the Acknowledgment Letter constitute the initial Portfolio.

(b)               On each date when the MSR Owner acquires the Servicing Rights with respect to any Correspondent Loan and appoints the Servicer as servicer therefor under the Servicing Agreement, such Correspondent Loan shall be added to the Portfolio.

(c)               The MSR Owner hereby waives any right it has to contractually prohibit the Servicer from soliciting the Mortgage Loans in the Portfolio. In consideration for such waiver and for other value received, if, during any calendar month, the Servicer or its Affiliates originate new residential mortgage loans the proceeds of which are used to refinance a Mortgage Loan in the Portfolio (such new mortgage loan, a “New Mortgage Loan”), the Servicer shall wire to the MSR Owner cash in an amount equal to the Recapture Payment. Such Recapture Payment shall be made within five (5) calendar days of the Mortgage Loan Identification Date related to such month. Further, the Servicer covenants and agrees to allocate resources to achieve a Recapture Rate of at least 15% and report, from time to time and no less than quarterly, on monthly Recapture Rates and any other relevant metrics or other activities involving such allocated resources that support this covenant.

(d)               Not later than the Mortgage Loan Identification Date related to each month in which the Servicer or an Affiliate thereof has originated New Mortgage Loans, the Servicer shall prepare and maintain a schedule (or schedules), available upon the MSR Owner’s request, (i) identifying, in order of origination date, each New Mortgage Loan and the related Mortgage Loan in the Portfolio that was refinanced using proceeds of such New Mortgage Loan, and (ii) setting forth the Servicer’s calculations of the fair market value of the Servicing Rights relating to such New Mortgage Loans.

(e)               Notwithstanding anything to the contrary contained herein, upon the written request (a “Fee Negotiation Request”) of the MSR Owner or the Servicer following a determination by the MSR Owner or the Servicer that the Recapture Payments payable to the MSR Owner hereunder differ materially from market rates of compensation for agreements comparable to this Agreement, which request includes a proposal for revised rates of compensation hereunder, the parties hereto shall negotiate in good faith to amend the provisions of this Agreement relating to the Recapture Payments in order to cause such compensation to be materially consistent with market rates of compensation for agreements comparable to this Agreement (a “Fee Amendment”); provided, however, that no such request shall be made until eighteen (18) months after the effective date of this Agreement, after which time each such party may make such request (i) once with respect to compensation to be paid during the remainder of the Initial Term, which request shall be made prior to the expiration of the Initial Term, and (ii) once with respect to compensation to be paid during any Automatic Renewal Term, which request shall be made at least 210 days prior to the start of such Automatic Renewal Term. If the parties are unable to reach agreement on the terms of a Fee Amendment within thirty (30) days of the date of delivery of the relevant Fee Negotiation Request, then the terms of such Fee Amendment shall be determined by final and binding arbitration in accordance with Section 3.02(f).

(f)                All disputes, differences and controversies of the MSR Owner or the Servicer relating to a Fee Amendment (individually, a “Dispute” and, collectively, “Disputes”) shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the following provisions:

(i)                Following the delivery of a written demand for arbitration by either the MSR Owner or the Servicer, each party shall choose one (1) arbitrator within ten (10) business days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) business days after selection select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) business days after delivery of the written demand for arbitration (or such other time period as the MSR Owner and the Servicer may agree), the MSR Owner and the Servicer shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.

(ii)              The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by the MSR Owner and the Servicer, the sole discovery available to each party shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.

(iii)              The Arbitrators shall render a decision by majority decision within three (3) months after the date of appointment, unless the MSR Owner and the Servicer agree to extend such time. The decision shall be final and binding upon the MSR Owner and the Servicer; provided, however, that such decision shall not restrict either the MSR Owner or the Servicer from terminating this Agreement pursuant to the terms hereof.

(iv)              Each party shall pay its own expenses in connection with the resolution of Disputes, including attorneys’ fees, unless determined otherwise by the Arbitrator.

(v)               The MSR Owner and the Servicer agree that the existence, conduct and content of any arbitration pursuant to this Section 3.02(f) shall be kept confidential and neither the MSR Owner nor the Servicer shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by law or by any regulatory authority (or any exchange on which such party’s securities are listed) or for financial reporting purposes in such party’s financial statements.

ARTICLE 4

LIABILITIES OF SERVICER AND MSR OWNER

Section 4.01        Liability of the MSR Owner and the Servicer. The MSR Owner and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the MSR Owner and Servicer herein.

Section 4.02        Merger or Consolidation of the Servicer.

(a)               The Servicer shall keep in full effect its existence, rights and franchises as an entity and maintain its qualification to service mortgage loans for each of Fannie Mae, Freddie Mac and HUD and comply with the laws of each State in which any Mortgaged Property is located to the extent necessary to protect the validity and enforceability of this Agreement, and to perform its duties under this Agreement.

(b)               Any Person into which the Servicer may be merged, converted, or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor shall have expressly assumed the duties of the Servicer hereunder.

Section 4.03        Indemnification.

(a)               The Servicer shall indemnify the MSR Owner, its directors, officers, employees and agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of the Servicer’s (i) willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, (ii) reckless disregard of its obligations or duties under this Agreement or (iii) breach of its representations, warranties or covenants under this Agreement.

(b)               The MSR Owner shall indemnify the Servicer, its directors, officers, employees and agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of the MSR Owner’s (i) willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, (ii) reckless disregard of its obligations or duties under this Agreement or (iii) breach of its representations or warranties under this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.01        Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(i)           if to the Servicer:

PennyMac Loan Services, LLC
Attn: Director, Servicing Operations
3043 Townsgate Road
Westlake Village, CA 91361

With a copy to:

PennyMac Loan Services, LLC
Attn: Chief Legal Officer
3043 Townsgate Road
Westlake Village, CA 91361

(ii)         if to the MSR Owner:

PennyMac Corp.
Attn: Chief Legal Officer
3043 Townsgate Road
Westlake Village, CA 91361

With copies to:

PennyMac Operating Partnership, L.P.
Attn: Chief Legal Officer
3043 Townsgate Road
Westlake Village, CA 91361

and

Stoner Fox Law Group, LLP

Attn: John E. Stoner

120 Vantis, Suite 300

Aliso Viejo, California 92656

or such other address as may hereafter be furnished to the other parties by like notice.

Section 5.02        Amendment. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

Section 5.03        Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 5.04        Binding Effect; Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No provision of this Agreement is intended or shall be construed to give to any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 5.05        Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 5.06        Further Assurances. The Servicer agrees to execute and deliver such instruments and take such further actions as the MSR Owner may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 5.07        Governing Law. This Agreement shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in such State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

Section 5.08        Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the MSR Owner. The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 5.09        Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.10        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 5.11         Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and form integral parts of this Agreement.

Section 5.12        Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.13         WAIVER OF TRIAL BY JURY.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.14         LIMITATION OF DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO ANY THIRD PARTY CLAIM MADE AGAINST A PARTY.

Section 5.15        SUBMISSION TO JURISDICTION; WAIVERS.

EACH OF THE MSR OWNER AND THE SERVICER HEREBY IRREVOCABLY (I) SUBMITS, FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the Servicer and the MSR Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC LOAN SERVICES, LLC
(Servicer)

By:	/s/ Douglas E. Jones
Name:	Douglas E. Jones
Title:	President

PENNYMAC CORP.
(MSR Owner)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and
Chief Financial Officer

EXHIBIT A

(Reserved)

A-1

EXHIBIT B

(Representations and Warranties of the Servicer)

(a)               Due Organization and Good Standing. The Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged, and the Servicer is in compliance with the laws of each state or other jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

(b)               No Violation of Organizational Documents or Agreements. The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Servicer is a party or which is applicable to it or any of its assets.

(c)               Full Power and Authority. The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)               Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)               No Violation of Law, Regulation or Order. The Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the Servicer’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

(f)                No Material Litigation. No litigation is pending or, to the best of the Servicer’s knowledge, threatened against the Servicer that, if determined adversely to the Servicer, would prohibit the Servicer from entering into this Agreement or that, individually or in the aggregate, in the Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer.

(g)               No Consent Required. Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Servicer under this Agreement.

B-1

(h)               Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer.

B-2

EXHIBIT C

(Representations and Warranties of the MSR Owner)

(i)                Due Organization and Good Standing. The MSR Owner is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged.

(j)                No Violation of Organizational Documents or Agreements. The execution and delivery of this Agreement by the MSR Owner, and the performance and compliance with the terms of this Agreement by the MSR Owner, will not violate the MSR Owner’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the MSR Owner is a party or which is applicable to it or any of its assets.

(k)               Full Power and Authority. The MSR Owner has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(l)                Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the MSR Owner, enforceable against the MSR Owner in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(m)              No Violation of Law, Regulation or Order. The MSR Owner is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the MSR Owner’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the MSR Owner’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the MSR Owner to perform its obligations under this Agreement or the financial condition of the MSR Owner.

(n)               No Material Litigation. No litigation is pending or, to the best of the MSR Owner’s knowledge, threatened against the MSR Owner that, if determined adversely to the MSR Owner, would prohibit the MSR Owner from entering into this Agreement or that, in the MSR Owner’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the MSR Owner to perform its obligations under this Agreement or the financial condition of the MSR Owner.

(o)               No Consent Required. Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the MSR Owner of or compliance by the MSR Owner with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the MSR Owner under this Agreement.

C-1